EXHIBIT 10.24

               ADMINISTRATIVE SERVICES AGREEMENT

                        BY AND BETWEEN

                 CALENERGY OPERATING COMPANY,
                    a Delaware corporation

                              AND

              VULCAN/BN GEOTHERMAL POWER COMPANY,
                 a Nevada general partnership

                               TABLE OF CONTENTS

                                                               PAGE

     1.    Definitions.......................................    2

     2.    Services..........................................    2

     3.    Subcontracting....................................    2

     4.    Reimbursement and Other Compensation for Services.    2

     5.    Term and Termination..............................    3

     6.    Disclaimer of CEOC's Liability....................    4

     7.    Non-Waiver of Breach..............................    4

     8.    Arbitration.......................................    4

     9.    Attorneys' Fees...................................    5

    10.    Force Majeure.....................................    5

    11.    Invalid Provision.................................    6

    12.    Assignment........................................    6

    13.    Governing Law.....................................    6

    14.    Entire Agreement - Amendments.....................    6

    15.    Communications....................................    7

    16.    Counterparts......................................    7

    17.    Exhibits..........................................    7

    18.    Third Party Beneficiaries.........................    7

    19.    Headings..........................................    7

               ADMINISTRATIVE SERVICES AGREEMENT

                           PREAMBLE

           THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of June 17, 1996, by and between CALENERGY OPERATING COMPANY, a Delaware corporation ("CEOC"), and VULCAN/BN GEOTHERMAL POWER COMPANY, a Nevada general limited partnership ("Owner").

                           RECITALS

           A. Owner owns the Vulcan Facility located in the Salton Sea Known Geothermal Resource Area ("SSKGRA").

           B. Owner intends to operate the Vulcan Facility under the following operating agreements: (i) a Construction, Operating and Accounting Agreement by and between Owner and Vulcan Power Company, a Nevada corporation ("VPC"), pursuant to which VPC will operate the Vulcan Facility on behalf of Owner;
(ii) an Easement Grant Deed and Agreement Regarding Rights for Geothermal Development by and between VPC and Magma pursuant to which Magma Power Company, a Nevada corporation ("Magma"), will supply Owner with the right to extract Geothermal Brine and use geothermal brine-derived steam which is necessary to operate the Vulcan Facility; and (iii) a Power Purchase Contract by and between Owner and Southern California Edison Company.

           C. Owner desires to exploit CEOC's administrative and management resources, and to that end Owner desires to employ, hire or otherwise retain the administrative and management services of CEOC for purposes of administering the functions of the Vulcan Facility.

           D. Owner and CEOC desire to enter into this Agreement pursuant to which CEOC, for a fee will provide administrative and management services as more fully described herein. In consideration for the services provided by CEOC hereunder, Owner shall compensate CEOC for, among other things, all costs and expenses actually incurred by CEOC in providing such services, as more particularly described herein.

           NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties hereto agree as follow:

                           AGREEMENT

           1. Definitions.

                1.1 Unless the context shall otherwise require, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Schedule Z hereto, which shall be incorporated by reference herein.

           2. Services. In consideration of the payment by Owner to CEOC as provided in Section 4 hereof, CEOC agrees to perform during the term of this Agreement those functions normally considered part of the day-to-day administrative and management activities for facilities similar to the Vulcan Facility as determined by Owner which are not within the scope of Services to be provided by VPC to Owner pursuant to the Operating and Maintenance Agreement. The Services to be provided hereunder include, without limitation,
(i) general bookkeeping and financial accountingy, (ii) general legal services (but not legal services of an extraordinary nature including, without limitation, legal services in connection with litigation or administrative proceedings), (iii) personnel administration and payroll services, (iv) cash management services, (v) energy production oversight and the determination of output levels; (vi) consulting services with respect to geothermal electrical energy production, (vii) assisting Owner in obtaining any franchises, permits, licenses, easements or rights-of-way necessary for continued operation of the Vulcan Facility, and (viii) any other administrative and management services that may be needed in connection with the operation of the Vulcan Facility.

           3. Subcontracting. In connection with CEOC's providing of the Services contemplated by this Agreement, CEOC may subcontract with or otherwise retain the services of other Persons including, but not limited to, Magma and other Affiliates of CEOC, and Owner hereby consents to such subcontracting for purposes of Section 12 hereof. For purposes of this Agreement, any Services performed by such Persons shall be deemed to have been performed by CEOC.

           4. Reimbursement and Other Compensation for Services.

                1. In consideration of the provision by CEOC to Owner of the Services contemplated by Section 2 hereof, within thirty (30) days after Owner has received an invoice from CEOC specifying the Services rendered to Owner by CEOC and the amount to be paid to CEOC therefor, Owner shall pay to CEOC such specified amount. In charging Owner for Services under this
Section 4, CEOC shall have the right to charge Owner an amount which shall enable CEOC to (a) recoup the actual costs and expenses incurred by CEOC in rendering the Services plus (b) earn a reasonable profit for the Services so rendered including, without limitation, a reasonable rate of return on CEOC's invested capital used in connection with the provision by CEOC of the Services, taking into consideration factors including the extent to which CEOC can reasonably expect to earn a return on itsinvested capital by utilizing CEOC's equipment and materials for providing services other than to the Vulcan Facility. As used in this Section 4.1, "actual costs and expenses incurred by CEOC" includes, without limitation, (a) the actual cost to CEOC of goods and materials used by CEOC in rendering Services, (b) the pro rata cost to CEOC of personnel providing labor or services in the course of CEOC's provision of Services and (c) the actual cost to CEOC of retaining another Person, whether Magma or another Affiliate of CEOC or otherwise, in connection with the provision of Services. In the event CEOC subcontracts with any Person, including, without limitation, Magma or another Affiliate as provided in
Section 3 hereof, any payment to CEOC under this Section 4.1 on account of the Services so subcontracted shall be made to CEOC only to the extent of the amount charged CEOC by such Person and shall not include any amounts representing a mark-up by CEOC over the amount so charged.

                2. With respect to any calculation of actual costs and expenses or any allocation of costs contemplated by Section 4.1 hereof, Owner shall be bound by CEOC's determination thereof unless the same is clearly erroneous.

           5. Term and Termination.

                1. Unless terminated as provided in Section 11 hereof, by written agreement between Owner and CEOC as provided in Section 14 hereof, or as hereinafter provided in this Section 5, this Agreement shall remain in effect until, and shall terminate on March 14, 2020.

                2. In the event of a material default by either party in the performance of its duties, obligations or undertakings under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the specific default involved and, if within thirty (30) days after such notice the defaulting party shall not have remedied or commenced diligently to remedy the default, the other party shall have the right, in addition to any other rights and remedies it may have, to terminate this Agreement upon ten (10) days written notice to the defaulting party.

                3. Notwithstanding any other provision of this Agreement, and in addition to any other right it may have, CEOC shall have the right to terminate this Agreement, effective immediately, if, at any time, Owner is adjudged bankrupt or insolvent, or files a petition in bankruptcy or an answer admitting the material facts recited in such a petition filed by another, or is put or decides to go into dissolution or liquidation (other than in connection with a merger, consolidation or amalgamation), or otherwise discontinues business, makes an assignment for the benefit of its creditors or any other general arrangement with its creditors, becomes insolvent or unable to meet its current payments, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property, or otherwise seeks to take advantage of any bankruptcy or insolvency statute now or hereafter in effect.

                4. If this Agreement is terminated prior to the expiration of its term as provided in Section 5.1 hereof, Owner shall, in addition to any other rights, remedies and obligations it may have, pay CEOC all amounts due and payable to CEOC under Section 4 hereof as of the date the Agreement is effectively terminated.

           6. Disclaimer of CEOC's Liability. CEOC, in providing the Services provided for herein, shall use its good faith efforts in providing such services, but CEOC shall not be liable to Owner for damages arising out of or resulting from the provision of such Services, except to the extent that such damages arise out of or result from the gross negligence or willful misconduct or CEOC, nor shall CEOC be liable to Owner for consequential damages under any circumstances. CEOC shall have no responsibility for the ability of Owner to effectively operate the Vulcan Facility or the claims of third parties arising with respect to the Vulcan Facility. Owner shall indemnify and hold harmless CEOC against all liability or responsibility to Owner or to others for any failure in production, operation or otherwise of the Vulcan Facility. CEOC does not warrant and shall not be responsible for the quality of services or any design, specification, drawing, blueprint, reproduced tracing, formula, production process or other data or information furnished by it to Owner in the course of fulfilling its obligations under this Agreement, but shall furnish such in good faith to the best of CEOC's knowledge and ability.

           7. Non-Waiver of Breach. Either party hereto may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

           8. Arbitration. All disputes arising under this Agreement shall be settled by arbitration. The party desiring such arbitration shall give written notice to that effect to the other party and in such notice shall appoint as an arbitrator a disinterested person of recognized competence in the area at issue. Within fifteen (15) days thereafter, the other party shall, by written notice to the originating party, appoint a second person similarly qualified as the second arbitrator. The arbitrators thus appointed shall appoint a third person similarly qualified as the third arbitrator, and such three arbitrators shall as promptly as possible determine such matter with the parties, each being entitled to present evidence and argument to the arbitrators; provided, however, that:

                (i) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall determine such matter; and

                (ii) if the two arbitrators appointed by the party shall be unable to agree upon the appointment of a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen (15) days thereafter, then within ten
         (10) days thereafter, either of the parties upon written notice to the other party may apply for such appointment to the Federal District Court or District Court in Omaha, Nebraska.

           The arbitrator or arbitrators shall only interpret and apply the terms and provisions of this Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in this Agreement.

           The determination of the majority of the arbitrators or the sole arbitrator, as the case may be, shall, to the extent permitted by law, be conclusive upon the parties. The arbitrator or arbitrators shall give written notice to the parties stating their determination, and shall furnish to each a copy of such determination signed by them. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

           9. Attorneys' Fees. If either party hereto commences litigation or arbitration for the judicial or other interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party in any such action, trial, arbitration or appeal thereon shall be entitled to its reasonable attorneys' fees and court, arbitration and other costs incurred, to be paid by the losing party as fixed by the court or arbitrator in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

           10. Force Majeure.

                1. Neither Owner nor CEOC shall be liable in damages to the other for any act, omission or circumstance ("Event of Force Majeure") occasioned by or in consequence of any acts of God, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, civil disturbances, explosions, sabotage, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable legal means, Federal, State or local laws, or other event or circumstance not within the control of such party preventing such party from performing its obligations hereunder, whether caused or occasioned by, or happening on account of, the act or omission of one of the parties, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome.

                2. Such Events of Force Majeure shall not relieve Owner or CEOC of liability in the event of either party's concurring negligence or in the event of either party's failure to use due diligence to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall such Events of Force Majeure relieve either party of liability unless such party shall give notice and full particulars of the same in writing to the other party within ten (10) days of the occurrence relied on. In no event, however, shall an Event of Force Majeure relieve Owner from the obligation of making payments due under this Agreement at the time of such occurrence. The parties agree that should any Event of Force Majeure remain in existence for a period of six (6) months, this Agreement may be terminated by the party not claiming suspension of the Agreement under such Event of Force Majeure upon the giving of written notice by such party to the other; provided, however, that such six (6) month period shall be extended for a reasonable time so long as throughout such six (6) month period the party claiming suspension of this Agreement under the Event of Force Majeure has diligently proceeded to terminate the Event of Force Majeure and continues to do so throughout such extension.

           11. Invalid Provision.

                1. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted; provided, however, that if any of the provisions of Sections 2, 4 or 5 hereof are held invalid or unenforceable by any court or other relevant authority, Owner and CEOC shall hold consultations over a period of ninety (90) days, commencing immediately, in an effort to work out satisfactory terms for continuation of this Agreement. If Owner and CEOC do not reach agreement within this period, CEOC shall have the right to terminate this Agreement, effective immediately.

                2. In the event that any provision, term, condition or object of this Agreement may be in conflict with any law, measure, ruling, court judgment (by consent or otherwise), or regulation of the government of the United States of America, and the legal counsel of either party shall advise that in their considered opinion such conflict, or a reasonable possibility of such conflict, exists, then either party may propose to the other appropriate modifications of this Agreement to avoid such conflict. In such case, if an agreement of modification is not reached within ninety (90) days from such proposal, the party making such proposal, after sixty (60) days' written notice to the other party, may terminate the agreement in its entirety as of a date subsequent to such sixty (60) days, and which shall be specified in such notice.

           12. Assignment. Subject to Section 3 hereof, neither Owner nor CEOC shall grant, assign or otherwise convey any of their respective rights or delegate any of their respective obligations under this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld.

           13. Governing Law. The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and governed by the laws of the State of California. This Agreement shall be construed equally as against the parties hereto, and shall not be construed against the party responsible for its drafting.

           14. Entire Agreement - Amendments. This Agreement constitutes the entire agreement of the parties and the provisions hereof shall supersede any and all prior agree-ments or understandings relating to the same subject matter. This Agreement may be amended only by a writing signed by a duly authorized representative of both parties.

           15. Communications. All notices, requests, offers and other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of delivery, if delivered

             To CEOC at:

                   CalEnergy Operating Company
                   302 South 36th Street, Suite 400-C
                   Omaha, Nebraska 68131
                   Attention: General Counsel

             To Owner at:

                   Vulcan/BN Geothermal Power Company
                   302 South 36th Street, Suite 400-E
                   Omaha, Nebraska 68131
                   Attention: General Counsel

or at such other address as either party most recently may have designated in writing to the other party for such purpose; or (b) on the day sent, when sent by prepaid telex, telegram, cable or radiogram, and confirmed the same day by prepaid first-class registered airmail, addressed to CEOC or Owner, as the case may be, at their respective addresses aforesaid.

           16. Counterparts. This Agreement may be executed in counterparts and any number of counterparts signed in the aggregate by the parties hereto shall constitute a single original instrument.

           17. Exhibits. All exhibits and schedules attached hereto are hereby incorporated herein by this reference.

           18. Third Party Beneficiaries. The covenants contained herein are made solely for the benefit of the properties, parties and successors and assigns of such parties as specified herein, and shall not be construed as having been intended to benefit any third party not a party to this Agreement.

           19. Headings. The headings herein are for reference only and shall not affect the construction of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                      CEOC:

                          CALENERGY OPERATING COMPANY,
                          a Delaware corporation


                             By: /s/ John G. Sylvia
                                 ______________________________
                             Name:   John G. Sylvia
                                 ______________________________
                             Title:  Senior Vice President
                                 ______________________________

                      OWNER:

                          VULCAN/BN GEOTHERMAL POWER COMPANY,
                          a Nevada general partnership

                             By: VULCAN POWER COMPANY,
                                 a Nevada corporation, as
                                 General Partner

                             By: /s/ John G. Sylvia
                                 ______________________________
                             Name:   John G. Sylvia
                                 ______________________________
                             Title:  Senior Vice President
                                 ______________________________

                         TABLE OF SCHEDULES
                                                          Section
                                                          -------

Schedule "Z"      Schedule of Defined Terms                 1.1